Exhibit 32.2

                           CERTIFICATIONS PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
                            (18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of Plethora Resources, Inc., a Nevada corporation (the "Company"), on Form 10-Q for the six months ended December 31, 2008, as filed with the Securities and Exchange Commission (the "Report"), Artur Etezov, Acting Chief Financial Officer of the Company do hereby certify, pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. ss. 1350), that to his knowledge:

     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


By: /s/ Artur Etezov
   --------------------------------------
Name:  Artur Etezov
Title: President, Chief Financial Officer

Date: February 16, 2009

[A signed original of this written statement required by Section 906 has been provided to Plethora Resources, Inc. and will be retained by Plethora Resources, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.]